EX-10.ee
1994

EXECUTIVE

GAINSHARING PROGARM


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	 	 	1994 EXECUTIVE GAINSHARING PROGRAM


The Executive Gainsharing Program is one of three sections of a	Company-
wide gainsharing program.  Other work units participating in the Company-
wide program are the Bargaining	Unit and a program for the
Management/Support Staff work unit.  Each of the three work units have
goals established in which participants	can directly influence the results.
The maximum award that any participant may receive is three percent.

This program is	designed for the officers in the following positions:
Chairman, President and	CEO; President and COO;	Sr. Vice President,
Finance; Vice President, Public	Affairs	and District Administration;
Secretary/Treasurer, and Controller.


	 	 	    BLACK HILLS	CORPORATION
	 	 1994 Executive	Gainsharing Program Goals

I.    Safety Goal (1%)

      This category has	a total	award value of 1%.  The	category is
      comprised	of two (2) pre-qualification goals each	independent of the
      other and	worth a	1/2% each.  The	goals are:

      A.   Motor Vehicle Accidents
      B.   OSHA	Recordable Occurrences.

      To receive a 1/2%	award for each of the two goals, the Company average
      must be less than	the NCEA average at year-end in	each respective
      area.

II.   O&M Expense Reduction Goal (1%)

      This category has	a total	award value of 1%.  For	an award to be paid
      in this category,	a reduction in the O&M budget must occur.  A payout
      to the participants will be equal	to one-third of	the average company-
      wide participant gainshare payout.

      Example:	 The average 1994 gainshare award payout per participant is
	 	 2.5%.	Each participant (officer) in this specific program
	 	 would receive a payout	equal to .825%.

III.  Neil Simpson II Goals (1%)

      The goal has a total award value of 1%.  Each participant	will develop
      a	goal representing their	respective area	of responsibility in
      relation to Neil Simpson II.  At year-end, the CEO will determine	to
      what degree the goal has been achieved. Awards for each participant can be made in 1/4% increments not to exceed 1%.




	 	 	 	  GUIDELINES

The program will be comprised of a one year period starting January 1,
1994, through December 31, 1994.  The gainshare	program	calculations and
payout checks, if awarded, will	be issued in the first quarter of the
following year.

An individual employee's gainsharing bonus, if any, will be paid on gross
pay as it appears on the employee's W-2.  This includes	regular, paid time
off, and other forms of	compensation.

An employee who	transfers between one of the three gainshare programs as
defined	in the 1949 Gainsharing	Program	will have their	gainshare bonus, if
awarded, based upon where the greatest amount of time worked occurred.	The
maximum	gainsharing award an employee may receive is 3%.

Anyone terminated from employment with Black Hills Corporation before the completion of the program will not be eligible for any gainsharing bonus.
Exceptions would be death, permanent disability	or retirement.


	 	       Board of	Directors Retain Discretion

This Plan is not at any	time a contract	of employment.	The Company
reserves the right to change this Plan whenever	and in any manner it deems
appropriate.  Irrespective of changes in the Plan, no rights are vested.
All awards are earned only when	and if finally approved	by the Board of
Directors notwithstanding anything contained in	the Plan that may be
construed to be	to the contrary.

The Board of Directors,	in its sole and	absolute discretion, may decline to
approve	any award, though the participant may have achieved or exceeded threshold and target levels of performance.  Setting a threshold or target
of performance for any participant does	not constitute a promise to pay	an
award even if the participant meets the	threshold or target of performance.
In determining whether to make an award	and the	amount of the award, the
Board of Directors may consider	criteria other than or in addition to the
threshold and target performance determined under this Plan.  Nothing in
this Plan is a promise by the Company or any of	its subsidiaries to
continue to employ any participant for any period of time.